ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

DATE:	May 31, 2007

TO:	Lehman XS Trust Mortgage Pass-Through Certificates,
Series 2007-7N
c/o U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
("Party B")

FROM:	ABN AMRO BANK N.V.
199 Bishopsgate,
London EC2M 3XW,
United Kingdom
Attention: Fixed Income Derivatives Documentation
Telex: 887366 Answerback: ABNALN G
Fax: 44 20 7857 9428
Telephone: 44 20 7678 3311
Electronic Messaging System Details: Swift ABNA GB 2L
("Party A")

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of May 31, 2007, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

1.	The Cap Transaction to which this Confirmation relates is a Rate Cap Transaction, the terms of which are as follow:

General Terms

Trade Date:	May 29, 2007

Effective Date:	April 25, 2010

Termination Date:	May 25, 2012, subject to adjustment in accordance with the Following Business Day Convention

Notional Amount:	With respect to each Calculation Period, as set out in Schedule A attached hereto.

Fixed Amounts (Premium):

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	May 31, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:
USD 71,000; Lehman Brothers Holdings Inc. shall pay to Party A the Fixed Amount on or prior to May 31, 2007. This amount and other related payments due on the same date is reflected in the net amount of $104,000 payable to Lehman Brothers Holding Inc. by Party A, payable on ABN swap contract number 6344622.

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on May 25, 2010 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.

Cap Rate	With respect to each Calculation Period, as set out in Schedule A attached hereto.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One (1) month

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

	Spread:	None

	Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

Business Days:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office is located or (2) the States of New York, Massachusetts, Minnesota or California are closed.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for this Cap Transaction is New York.

Account Details:

	Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33 CHIPS 007535 ABA No. 026009580 A/C Name: ABN Amro Bank N.V., London A/C No. /661001036741 Ref. DCM:

	Payments to Party B:	U.S. Bank Corporate Trust Services ABA# 091-000-022 DDA# 173-103-321-118 Ref: LXS 2007-7N // Interest Rate Cap Account Attn: James Byrnes

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning to us by fax/telex to ABN AMRO Bank N.V. to the attention of Derivatives Documentation Unit:
Fax Number	:0044 207 8579428/9430
Telephone Number	:0044 207 6783311/3196

ABN AMRO BANK N.V., LONDON BRANCH

By: ________________________________________
Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE ON BEHALF OF THE TRUST, LEXHMAN XS TRUST MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7N

By:________________________________
Name:
Title:

ABN Amro Bank N.V. OTC Derivative Operations 199 Bishopsgate, London EC2M 3XW United Kingdom Tel:+44 20 7678 8000 Fax:+44 20 7857 9428/30

SCHEDULE A to the Confirmation dated as of May 31, 2007,
Re: Reference Number: 6344633

Amortization Schedule, *subject to adjustment in accordance with the Following Business Day Convention

*Calculation Period from and including	*Calculation Period up to but excluding	Notional Amount (USD)	Cap Rate
4/25/2010	5/25/2010	9,185,143	6.750
5/25/2010	6/25/2010	8,916,151	6.750
6/25/2010	7/25/2010	8,655,037	6.750
7/25/2010	8/25/2010	8,401,569	6.750
8/25/2010	9/25/2010	8,155,525	6.750
9/25/2010	10/25/2010	7,916,686	6.750
10/25/2010	11/25/2010	7,684,842	6.750
11/25/2010	12/25/2010	7,459,787	6.750
12/25/2010	1/25/2011	7,241,323	6.750
1/25/2011	2/25/2011	7,029,257	6.750
2/25/2011	3/25/2011	6,823,402	6.750
3/25/2011	4/25/2011	6,623,575	6.750
4/25/2011	5/25/2011	57,902,046	6.750
5/25/2011	6/25/2011	56,206,354	6.750
6/25/2011	7/25/2011	54,560,321	6.750
7/25/2011	8/25/2011	52,962,493	6.750
8/25/2011	9/25/2011	51,411,459	6.750
9/25/2011	10/25/2011	49,905,847	6.750
10/25/2011	11/25/2011	48,248,855	6.750
11/25/2011	12/25/2011	46,835,862	6.750
12/25/2011	1/25/2012	45,436,842	6.750
1/25/2012	2/25/2012	43,527,727	6.750
2/25/2012	3/25/2012	32,907,945	6.750
3/25/2012	4/25/2012	22,830,903	6.750
4/25/2012	5/25/2012	6,491,552	6.750